Exhibit 24

POWER OF ATTORNEY

I, the undersigned Director and/or Officer of Rockwell Automation, Inc., a Delaware corporation (the “Company”), hereby constitute and appoint DOUGLAS M. HAGERMAN and THEODORE D. CRANDALL, and each of them singly, my true and lawful attorneys-in-fact and agents with full power to them and each of them to sign for me, and in my name and in the capacity or capacities indicated below, a Registration Statement on Form S-8 and any and all amendments (including supplements and post-effective amendments) for the purpose of registering under the Securities Act of 1933, as amended, securities deliverable pursuant to the Rockwell Automation 1165(e) Plan for employees in Puerto Rico.

Signature	Title	Date

/s/ Keith D. Nosbusch Keith D. Nosbusch	Chairman of the Board, President and Chief Executive Officer (principal executive officer)	June 3, 2015

/s/ Betty C. Alewine Betty C. Alewine	Director	June 3, 2015

/s/ J. Phillip Holloman J. Phillip Holloman	Director	June 3, 2015

/s/ Verne G. Istock Verne G. Istock	Director	June 3, 2015

/s/ Barry C. Johnson Barry C. Johnson	Director	June 3, 2015

/s/ Steven R. Kalmanson Steven R. Kalmanson	Director	June 3, 2015

/s/ James P. Keane James P. Keane	Director	June 3, 2015

Signature	Title	Date

/s/ Lawrence D. Kingsley Lawrence D. Kingsley	Director	June 3, 2015

/s/ William T. McCormick, Jr. William T. McCormick, Jr.	Director	June 3, 2015

/s/ Donald R. Parfet Donald R. Parfet	Director	June 3, 2015

/s/ Lisa A. Payne Lisa A. Payne	Director	June 3, 2015

/s/ Theodore D. Crandall Theodore D. Crandall	Senior Vice President and Chief Financial Officer	June 3, 2015

/s/ Douglas M. Hagerman Douglas M. Hagerman	Senior Vice President, General Counsel and Secretary	June 3, 2015

/s/ David M. Dorgan David M. Dorgan	Vice President and Controller	June 3, 2015